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                      SIXTH AMENDMENT TO THE
                       ANGELICA CORPORATION
                           PENSION PLAN
                    (AS RESTATED APRIL 1, 1989)


     WHEREAS, Angelica Corporation (herein referred to as the "Company") established effective April 1, 1980, the Angelica Corporation Pension Plan (hereinafter referred to as the "Plan"); and
     WHEREAS, the Company desires to amend said Plan effective as of the dates specified below;
     NOW, THEREFORE, the Company does hereby amend the Plan effective as of the dates specified below, in the following respects:
                                I.
     Effective as of January 1, 1996, Section 1.2 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

       "Section 1.2. `Actuarial Equivalent' means an amount or a benefit, as the case may be, of equivalent value. The determination of Actuarial Equivalent shall be based upon the following actuarial assumptions: The 1984 Unisex Pension Table, set back two years, except that in the case of a Contingent Annuitant option, set back one year for the Participant and four years for the contingent annuitant and interest at the rate of 7% per annum compounded annually. For purposes of determining lump sum values under Section
     5.3 and Sections 6.1(b) and (c), Actuarial Equivalent shall be determined as of the date of distribution and (i) by using an interest rate equal to the annual rate of interest on a 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the second full calendar month preceding the first day of the stability period, and (ii) by using the 1983 Group Annuity Mortality Table (blended to represent 50% male/50% female mortality. For purposes of the preceding sentence, the term `stability period' means the Plan Year."

                                II.

     Effective as of January 1, 1994, the last paragraph of Section
1.10 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

       "In addition to other applicable limitations which may
     be set forth in the Plan and notwithstanding any other
     contrary provision of the Plan, Compensation taken into
     account under the Plan shall not exceed
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     $150,000 or such amount as provided in Code section 401(a)(17)
     for the purpose of calculating a Participant's Accrued Benefit for any Plan Year commencing after December 31, 1993."

                               III.


     Effective as of January 1, 1996, Section 13.1 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

       "Section 13.1.  Amendment or Termination.  The Company
                       ------------------------
     reserves the right at any time to modify or amend or terminate the Plan in whole or in part, provided, however, that the Company shall have no power to modify or amend the Plan in such manner as would cause or permit any funds held by the Trustee hereunder to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of such funds or assets to become the property of the Company until all liabilities pursuant to the Plan are satisfied. The authority to make any such modifications or to terminate the Plan rests with the Board. Any such amendment, modification or termination of the Plan shall be made by resolution adopted by the Board. No such modification or amendment shall have the effect of retroactively depriving Participants or Beneficiaries of benefits already accrued under the Plan."

                                IV.

     Effective as of January 1, 1994, Article XIV of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           "ARTICLE XIV
                            -----------

               Provisions to Prevent Discrimination
               ------------------------------------

     14.1  The following limitations will apply to
           distributions to Highly Compensated Employees (as defined in Code section 414(q)) from the Plan for Plan Years beginning on and after January 1, 1994:

           (i) In the event of termination of the Plan, the benefit of any Highly Compensated Employee, including both active and former Employees, is limited to a benefit that is nondiscriminatory under Code section 401(a)(4).

           (ii) The benefits payable to an active or former Highly Compensated Employee are limited to an amount equal to the payments that would be made on behalf of each such Employee under a single life annuity which is the actuarial equivalent of the

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       sum of the Employee's Accrued Benefit and the Employee's other benefits under the Plan.

           (iii) The restrictions of subparagraph (ii) will not apply if--

               (A) after payment to the Highly Compensated
           Employee of all benefits (as defined in the regulations), the value of Plan assets equals or exceeds 110% of the value of current liabilities of the Plan, as defined in Code section 412(l)(7), or

               (B) the value of the benefits for the Highly
           Compensated Employee is less than 1% of the value of current liabilities of the Plan.

     14.2  The restrictions imposed by the provisions of this
           Article XIV are included solely to meet the requirements of the Code. In the event that it should be determined by statute, a court decision, ruling by the Internal Revenue Service, or otherwise, that the provisions of this Article XIV are no longer necessary to qualify the Plan under the Code, this Article XIV shall become inoperative without the necessity of further amendment.

     14.3 For the purposes of this Article XIV, the determination of who is a `Highly Compensated
           Employee' shall be made in accordance with Code
           section 414(q) and the regulations thereunder."

     IN WITNESS WHEREOF, the Company has caused this Sixth Amendment
to be executed this 27th day of     February             , 1996 .
                    ----        -------------------------     --

                                       ANGELICA CORPORATION


                                       By  /s/ L. J. Young
                                          ----------------------------

                                       Its  Chairman of the Board
                                          ----------------------------
[SEAL]

ATTEST:


/s/ Jill Witter
- ---------------------------------
        Secretary

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